EXHIBIT 99.4

SECOND AMENDMENT TO EMPLOYMENT ARRANGEMENT

WHEREAS, SCPIE Holdings Inc. (the “Company”) and Donald P. Newell (“Executive”) are parties to that certain Employment Arrangement dated as of October 5, 2000, as amended by that certain Amendment to Employment Agreement dated as of December 8, 2004 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein; and

WHEREAS, the Company has approved the adoption of this amendment to the Agreement (this “Amendment”).

NOW, THEREFORE, BE IT RESOLVED, that the Agreement is hereby amended, effective as December 8, 2005, as follows:

1. Paragraph 4 of the Agreement is hereby amended to read as follows:

“Executive will be paid a base annual salary of $175,000 ($14,583 per month), payable in accordance with SCPIE’s normal payroll practices.”

2. The first paragraph of Paragraph 5 of the Agreement is hereby amended to read as follows:

“Executive will receive deferred compensation for the 12-month term commencing January 1, 2006 at a monthly rate of $16,667. Such monthly deferred amount will bear interest at a rate of 9% per annum, compounded quarterly, until paid. The deferred compensation, together with accrued interest, shall be held by SCPIE in a “phantom” deferred compensation account and maintained as an unfunded general liability. Such deferred compensation will be paid pursuant to that certain Deferred Compensation Agreement dated as of December 8, 2005, between SCPIE and Executive.”

3. Except as expressly provided for in this Amendment, no other term or provision of the Agreement is amended or modified in any respect.

IN WITNESS WHEREOF, the parties hereto have each executed this Amendment effective as of December 8, 2005.

SCPIE HOLDINGS INC.

By:	/s/ Donald J. Zuk
Name:	Donald J. Zuk
Title:	President

/s/ Donald P. Newell
Name:	Donald P. Newell